UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2023

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5445 Conestoga Court, Suite 150

Boulder, CO 80301

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 7, 2023, Chad White resigned as our Chief Financial Officer, and our Board of Directors appointed Jerry Dvonch as our interim Chief Financial Officer.

Mr. Dvonch, age 54, served as our Chief Financial Officer from September 2020 until November 2022, after assisting with our transition to our Boulder, Colorado office. Prior to his time with the Company, Mr. Dvonch was the controller and Senior Vice President of Finance and Accounting for the SpineCenter Atlanta since March 2017. From March 2016 to April 2016 he was a consultant controller for DS Healthcare Group, Inc. Prior to that he was the director for external reporting and director of finance of NeoGenomics Laboratories from July 2005 to July 2015. He has over 10 years of experience with SEC reporting. Mr. Dvonch is a licensed Certified Public Accountant in New York. He holds a Master of Business Administration in Finance from the University of Rochester and a Bachelor of Business Administration in Accounting from Niagara University.

We entered into a consulting agreement with Mr. Dvonch pursuant to which we agreed to compensate him at a rate of $250 per hour. We will also grant him $30,000 in restricted common stock vesting in two equal tranches on July 15, 2023 and August 15, 2023, provided that upon termination of the consulting agreement, any unvested shares of restricted stock shall become forfeited. The value of the stock will be determined using a five day weighted trailing average on the day of grant. We will reimburse Mr. Dvonch for the monthly premiums paid by Consultant for health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for himself and his dependents during the term of the consulting agreement. For each month of continuous service under the consulting agreement, Mr. Dvonch’s outstanding and vested equity awards shall remain exercisable for an additional month following their current expiration date of May 18, 2024, subject to the provisions of the Company’s equity incentive plans.

The foregoing descriptions of the consulting agreement with Mr. Dvonch is not complete and is qualified in its entirety by reference to the full text of the consulting agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. White was employed at-will, and his unvested options will be forfeited upon termination in accordance with the applicable award agreements.

We thank Mr. White for his service and wish him the best in his future endeavors. We also thank Mr. Dvonch for his assistance during this transition as we search for a new Chief Financial Officer.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, by and between the Company and Jerome Dvonch, dated April 7, 2023.
104	Cover Page Interactive Data File (formatted in inline XBRL in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA PHARMACEUTICALS, INC.

Date: April 13, 2023	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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